                                                                    Exhibit 99.1

                                                        MEDIA CONTACT:
                            151 Farmington Avenue       Roy E. Clason, Jr.
                            Hartford, Conn.  06156      (860) 273-7392
                                                        clasonr@aetna.com

                                                        INVESTOR CONTACT:

                                                        David W. Entrekin
                                                        (860) 273-7830
                                                        entrekind@aetna.com

                    AETNA REPORTS THIRD QUARTER 2003 RESULTS

     -- THIRD-QUARTER OPERATING EARNINGS OF $1.29 PER SHARE (COMPARED WITH

                    THOMPSON/FIRST CALL ESTIMATE OF $1.22) --

         -- 74% INCREASE IN EARNINGS PER SHARE ON A COMPARABLE BASIS --

                -- THIRD-QUARTER NET INCOME OF $1.35 PER SHARE --

HARTFORD, CONN., OCTOBER 30, 2003 - Aetna (NYSE: AET) today announced third quarter 2003 operating earnings of $1.29 per share. Operating earnings, excluding development and other items, were $1.27 per share, an increase of 74 percent from third quarter 2002. Operating earnings exclude net realized capital gains and other items. 1 Aetna's net income for the third quarter of 2003 was $1.35 per share, compared with $0.64 per share for the third quarter of 2002.

                     QUARTERLY FINANCIAL RESULTS AT A GLANCE
                               THREE MONTHS ENDED

                                SEPTEMBER 30, 2003   SEPTEMBER 30, 2002   CHANGE
Total revenues                    $4.5 billion        $4.8 billion
                                  ============        ============

Operating Earnings(1)             $207.1 million      $151.5 million
                                  ==============      ==============

Per share operating earnings(1)   $1.29               $0.98                  32%

Less:
  Favorable development of
   prior-period medical
   cost estimates                 ($0.02)             ($0.11)
  Favorable resolution of
   prior-period contract
   matters for a large
   customer                       --                  ($0.14)
                                  ---------           -------

Operating earnings,
  excluding development and
  other items                     $1.27               $0.73                  74%
                                  =====               =====

Net income                        $215.9 million      $98.8 million
                                  ==============      =============

Per share net income              $1.35               $0.64                 111%
                                  =====               =====

Aetna/2

"This marks Aetna's seventh-consecutive quarter of strong performance on all key financial measures," said John W. Rowe, M.D., chairman and CEO. "Our solid earnings for the third quarter are the result of successful efforts in several areas, including our disciplined underwriting and medical cost-management efforts and significant reductions in operating expenses. We continue to move beyond the issues unique to our turnaround; and are focused on enhancing the value of the Aetna franchise through profitable growth, increased operating efficiency and disciplined capital management.

"Given these results, we are increasing our operating earnings guidance for full-year 2003 to approximately $5.00 to $5.05 per share, excluding prior-period development, doubling the comparable full-year 2002 operating earnings. Looking ahead to 2004, we are confident that our positive momentum will continue as a result of our enhanced competitive position and anticipate an increase of approximately 15 percent in operating earnings per share over full-year 2003, excluding prior-period development." 2

"We continue to enhance our sales and distribution capabilities with the offering of innovative new products and services," said Ronald A. Williams, president. "Aetna is well positioned to realize sustainable, profitable growth across all customer markets and to benefit from continued efficiencies."

HEALTH CARE BUSINESS RESULTS

Health Care, which provides a full range of fully and self-insured health care and dental products and services, reported:

      - Operating earnings of $179.3 million for the third quarter 2003, compared with third quarter 2002 operating earnings of $127.9 million and second quarter 2003 operating earnings of $175.7 million. Health care operating earnings included approximately $3 million, after tax, of net favorable development of prior-period medical cost estimates in the third quarter of 2003 in Medicare HMO. This compares to approximately $10 million after tax in Commercial Risk, and approximately $7 million after tax in Medicare HMO, in the third quarter 2002. In the second quarter 2003, net favorable development was approximately $2 million after tax. Health care operating earnings were higher due to a decrease in operating expenses and improved underwriting results in Commercial Risk products, compared with third quarter 2002. Operating earnings were consistent with the second quarter of 2003.

Aetna/3


      - Net income of $182.3 million for the third quarter 2003, compared with net income of $81.9 million in the third quarter 2002 and $106.0 million in the second quarter 2003. These amounts include net realized capital gains for all periods, and other items for third quarter 2002 and second quarter 2003.

      - A Commercial Risk Medical Cost Ratio (MCR) of 78.2 percent for the third quarter of 2003, compared with 82.5 percent for the third quarter of 2002 and 77.3 percent for the second quarter of 2003, excluding prior-period reserve development in third quarter 2002 and second quarter 2003, and favorable resolution of a 2002 contract matter. Including these amounts, the reported Commercial Risk MCR was 81.3 percent for the third quarter 2002 and 77.0 percent for the second quarter 2003.

      - A Medicare HMO MCR of 88.0 percent for the third quarter 2003, compared with 84.2 percent for the third quarter 2002 and 87.2 percent for the second quarter 2003, excluding reserve development. Including reserve development, the reported Medicare HMO MCR was
            85.8 percent for the third quarter 2003, 79.3 percent for the third quarter 2002 and 89.8 percent for the second quarter 2003.

      - Total medical membership of approximately 13.0 million at September 30, 2003, which was consistent with June 30, 2003.

GROUP INSURANCE BUSINESS RESULTS

Group Insurance, which includes Group Life, Disability and Long-Term Care products, reported:

      - Operating earnings of $33.4 million for the third quarter 2003, compared with $38.2 million for the third quarter 2002 and $35.4 million for the second quarter 2003. Operating earnings were lower than third quarter 2002, due primarily to increased expenses associated with expanded marketing efforts and lower net investment income due to lower interest rates. Operating earnings were lower than second quarter 2003, due primarily to lower net investment income.

      - Net income of $38.8 million for the third quarter 2003, compared with $30.1 million for the third quarter 2002 and $36.5 million for the second quarter 2003. These amounts include net realized capital gains and losses for all periods, as well as other items for third quarter 2002.

      - Total revenues for the third quarter 2003 of $448.0 million, compared with $431.2 million for the third quarter 2002 and $459.5 million for the second quarter 2003.

Aetna/4

LARGE CASE PENSIONS BUSINESS RESULTS

Large Case Pensions, which manages a variety of discontinued and other retirement and savings products primarily for defined benefit and defined contribution plan customers, reported:

      - Operating earnings of $11.0 million for the third quarter 2003, compared with $3.9 million for the third quarter 2002 and $9.4 million for the second quarter 2003. The year-over-year increase is primarily related to higher investment partnership income.

      - Net income of $11.4 million for the third quarter 2003, compared with $5.3 million in the third quarter 2002 and $12.5 million in the second quarter 2003. These amounts include net realized capital gains for all periods.

TOTAL COMPANY RESULTS

      - TOTAL REVENUES. Revenues were $4.5 billion for the third quarter 2003, compared with $4.8 billion for the third quarter 2002 and $4.5 billion for the second quarter 2003. The year-over-year decrease reflects lower health membership and lower net investment income due to the lower interest rate environment, partially offset by higher per-member premiums.

      - TOTAL OPERATING EXPENSES. Operating expenses, excluding other items for the second quarter 2003, were $985.7 million for the third quarter 2003, $68.2 million less than the third quarter 2002 and $24.0 million less than the second quarter 2003. Including other items, operating expenses were $1.13 billion for the second quarter 2003.

      - CORPORATE INTEREST expense was $16.6 million after tax for the third quarter 2003, compared with $18.5 million for the third quarter 2002 and $16.6 million for the second quarter 2003.

      - NET INCOME. Aetna reported net income of $215.9 million for the third quarter 2003, compared with $98.8 million for the third quarter 2002 and $138.4 million for the second quarter 2003.

      - PRETAX OPERATING MARGIN(3) improved to 8.0 percent for the third quarter 2003, from 4.5 percent in the third quarter 2002. The pretax operating margin was 8.1 percent in second quarter 2003. The after-tax operating margin, which represents net income divided by total revenue, was 4.8 percent for the third quarter 2003.

Aetna/5

A live audio webcast of the third-quarter results conference call will begin at 8:30 a.m. ET today. The public may access the conference call through a live audio webcast available on Aetna's Internet Investor Information link at www.aetna.com. Financial, statistical and other information related to the conference call, including additional GAAP reconciliations, will be available on Aetna's Investor Information site.

The conference call also can be accessed by dialing 800-210-9006, or 719-457-2621 for international callers. The company suggests participants dial in approximately 10 minutes prior to the call. Individuals who dial in will be asked to identify themselves and their affiliations.

A replay of the call may be accessed through Aetna's Investor Information link on the Internet at www.aetna.com or by dialing 888-203-1112, or 719-457-0820 for international callers. The replay access code is 509060. Telephone replays will be available from 11:30 a.m. ET on October 30 until midnight ET on November 6.

Anyone listening to the Aetna Inc. call and/or webcast is encouraged to read Aetna's 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, and its 2003 Third Quarter Form 10-Q, to be filed with the SEC in connection with the third-quarter announcement, including the discussion of risk factors and Aetna's historical results of operations and financial condition.

Aetna is one of the nation's leading providers of health care, dental, pharmacy, group life, disability and long-term care benefits, serving approximately 13.0 million medical members, 11.0 million dental members, 7.4 million pharmacy members and 12.1 million group insurance customers, as of September 30, 2003. The company has expansive nationwide networks of more than 590,000 health care services providers, including over 355,000 primary care and specialist physicians and 3,577 hospitals. For more information about Aetna, please visit the company's web site at www.aetna.com.

(1) In order to provide a comparison that the company believes provides useful information regarding its underlying performance, operating earnings exclude the following from net income: other items and net realized capital gains (losses). The company believes it is appropriate to exclude these items from operating earnings for the reasons set forth below, and management uses operating earnings to assess performance and make operating decisions. Capital gains and losses arise from various types of transactions that arise in the course of managing a portfolio of assets that support the payment of liabilities, but these transactions do not directly relate to the underwriting or servicing of products for customers, and are not directly related to the core performance of the company's business operations.

Aetna/6

Settlement of the physician class-action lawsuit of approximately $75 million, after tax ($115.4 million pretax), included as the Other Item by the company for the second quarter 2003, represents an estimate of 2003 net settlement costs of significant litigation not in the ordinary course of business. Severance and facilities charges of $57.9 million, after tax ($89.0 million pretax), included in Other Items by the company for the third quarter of 2002, represents an estimate of costs related to reductions in staff or exiting of facilities and are not direct expenses supporting ongoing business operations. The company also displays certain metrics (e.g., medical cost ratios, operating earnings and pretax operating margins) excluding changes to prior-period medical cost estimates to reflect underlying current-period health care costs and favorable resolution of prior-period contract matter for a large customer to reflect underlying current- period premium. For a reconciliation of these items to financial measures calculated under accounting principles generally accepted in the United States of America (GAAP), refer to the tables on pages 7 to 11 of this release.

(2) Full-year 2002 operating earnings of $450.3 million exclude an income tax reserve release of $19.8 million, a reduction of reserves for anticipated future losses on discontinued products of $5.4 million after tax, severance and facilities charges of $104.6 million after tax, and net realized capital gains of $22.3 million after tax. The full-year 2002 operating earnings include a benefit of approximately $21 million after tax due to favorable resolution of prior-period contract matters for a large customer and favorable development of prior-period medical cost estimates of approximately $46 million after tax. Projected operating earnings for full-year 2003 exclude net realized capital gains reported to date in 2003 of $32.4 million after tax, prior-period reserve development reported by the company in each quarter to date in 2003 (approximately $107 million after tax in first quarter 2003, approximately $2 million after tax in second quarter 2003 and approximately $3 million after tax in third quarter 2003), and the settlement of the physician class-action lawsuit of approximately $75 million after tax reported in the second quarter 2003. These amounts are excluded for the reasons stated in footnote 1. Additionally, the income tax reserve release, included in Other Items by the company for the first quarter of 2002, represents the favorable conclusion of several state tax audits relating to prior periods; accordingly, this reserve release does not reflect the underlying performance of the company's business. The reduction of the reserve for anticipated future losses on discontinued products, included in Other Items by the company for the second quarter of 2002, represents a reduction of reserves previously established for certain products no longer offered by the company and does not benefit ongoing business operations. Projected operating earnings for 2003 and 2004 also exclude any future net realized capital gains or losses or future reserve development. The company is not able to project the amount of future net realized capital gains or losses or reserve development and cannot, therefore, reconcile projected 2003 and 2004 operating earnings to projected net income.

(3) In order to provide useful information regarding profitability of the company on a basis comparable to others in the industry, without regard to financing decisions, income taxes and amortization of other acquired intangible assets (each of which may vary for reasons not directly related to performance of the underlying business), the company's pretax operating margin excludes interest expense, income taxes and amortization of other acquired intangible assets. Management also uses pretax operating margin to assess its performance, including performance versus competitors. Operating earnings used in the pretax margin calculation also exclude the items noted in footnote 1. For a reconciliation to margin calculated under GAAP, refer to the tables on page 10 of this release.

ADDITIONAL INFORMATION; CAUTIONARY STATEMENT -- Certain information in this press release is forward looking, including the projections of 2003 and 2004 operating earnings. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to: unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or recontracting with providers, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends); decreases in membership levels; increases in medical costs or Group Insurance claims resulting from any acts of terrorism; the ability to achieve targeted savings from work force reductions and to otherwise reduce administrative expenses in light of significant membership reductions recently experienced; the ability to maintain targeted levels of service, and improve relations with providers, as well as operating performance, while making significant staff reductions and taking actions to reduce medical costs; the ability to continue to successfully implement Aetna's new operating model; lower levels of investment income from continued lower interest rates; adverse government regulation (including legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential litigation exposure, and other proposals, such as the Patients' Bill of Rights, that would increase potential litigation exposure or mandate coverage of certain health benefits); adverse pricing actions by government payors; changes in size, product mix and medical cost experience of membership in key markets; and the outcome, including any negotiated resolution, of various litigation and regulatory matters, including ongoing reviews of business practices by various regulatory agencies. For more discussion of important factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2002 Annual Report on Form 10-K, on file with the Securities and Exchange Commission. You also should read Aetna's 2002 Annual Report on Form 10-K and Aetna's 2003 Third Quarter Report on Form 10-Q when filed with the Securities and Exchange Commission for a discussion of Aetna's historical results of operations and financial condition.

                                       ###

Aetna/7

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                 ($ IN MILLIONS)

                                                                  Three Months Ended                        Nine Months Ended
                                                                  ------------------                        -----------------
                                                       September 30,   September 30,   June 30,      September 30,    September 30,
                                                           2003             2002         2003            2003             2002
                                                           ----             ----         ----            ----             ----
REVENUE:

Health care premiums (1)                                  $ 3,301.7       $ 3,635.5     $ 3,276.1      $ 9,846.8       $ 11,497.8
Other premiums                                                411.4           422.8         424.4        1,253.4          1,256.2
Administrative services contract fees                         466.3           459.4         471.2        1,413.0          1,386.6
Net investment income                                         268.1           296.7         273.3          817.4            932.3
Other income                                                    8.1            10.9           6.4           21.2             30.5
Net realized capital gains                                     13.5             6.8          14.6           49.8             57.6
                                                          ----------      ----------    ----------     ----------      -----------
                  Total revenue                             4,469.1         4,832.1       4,466.0       13,401.6         15,161.0
                                                          ----------      ----------    ----------     ----------      -----------
BENEFITS AND EXPENSES:
Health care costs (2)                                       2,598.0         2,953.2       2,553.4        7,519.3          9,591.1
Current and future benefits                                   512.3           544.2         525.9        1,565.8          1,666.8
Operating expenses (3)                                        985.7         1,053.9       1,125.1        3,131.2          3,187.5
Interest expense                                               25.6            28.5          25.5           77.0             89.0
Amortization of other acquired intangible assets               12.7            19.8          12.7           38.1            118.1
Severance and facilities charge                                  --            89.0            --             --            116.0
Reduction of reserve for anticipated future losses
on discontinued products                                         --              --            --             --             (8.3)
                                                          ----------      ----------    ----------     ----------      -----------
                  Total benefits and expenses               4,134.3         4,688.6       4,242.6       12,331.4         14,760.2
                                                          ----------      ----------    ----------     ----------      -----------

Income from continuing operations before income taxes         334.8           143.5         223.4        1,070.2            400.8
Income taxes                                                  118.9            44.7          85.0          385.9            105.8
                                                          ----------      ----------    ----------     ----------      -----------
Income from continuing operations                             215.9            98.8         138.4          684.3            295.0
Income from discontinued operations, net of tax (4)              --              --            --             --             50.0
                                                          ----------      ----------    ----------     ----------      -----------
Income before cumulative effect adjustment                    215.9            98.8         138.4          684.3            345.0
Cumulative effect adjustment, net of tax (5)                     --              --            --             --         (2,965.7)
                                                          ----------      ----------    ----------     ----------      -----------
Net income (loss)                                         $   215.9       $    98.8     $   138.4      $   684.3       $ (2,620.7)
                                                          ==========      ==========    ==========     ==========      ===========
Shareholders' equity                                                                                   $ 7,692.0       $  7,629.1
                                                                                                       ==========      ===========

(1) The three and nine months ended September 30, 2002 include a benefit of approximately $32 million pretax (approximately $21 million after tax) due to favorable resolution of prior-period contract matters for a large customer in the Health Care segment.

(2) The three months ended September 30, 2003 include favorable development of prior-period medical cost estimates of approximately $5 million pretax (approximately $3 million after tax) in the Health Care segment. The three months ended September 30, 2002 include favorable development of prior-period medical cost estimates of approximately $27 million pretax (approximately $17 million after tax) in the Health Care segment. The three months ended June 30, 2003 include favorable development of prior-period medical cost estimates of approximately $9 million pretax (approximately $6 million after tax) for Commercial Risk and unfavorable development of prior-period medical cost estimates of approximately $6 million pretax (approximately $4 million after tax) for Medicare HMO, or net favorable development of prior-period medical cost estimates of approximately $3 million pretax (approximately $2 million after tax) in the Health Care segment.

(3) The three months ended June 30, 2003 and the nine months ended September 30, 2003 include $115.4 million pretax (approximately $75 million after tax) for the physician class action settlement.

(4) During the nine months ended September 30, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(5) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

Aetna/8

                               SUMMARY OF RESULTS
                                 ($ in Millions)

                                                                   Three Months Ended                        Nine Months Ended
                                                                   ------------------                        -----------------
                                                    September 30,     September 30,     June 30,      September 30,   September 30,
                                                         2003             2002            2003            2003             2002
                                                         ----             ----            ----            ----             ----
Operating earnings, excluding other
  items and favorable items                          $      204.1    $      113.5    $      201.9
     Favorable development of prior-period
        medical cost estimates                                3.0            17.0             2.0
     Favorable resolution of prior-period
        contract matters for a large customer                  --            21.0              --
                                                     -------------   -------------   -------------
Operating earnings, excluding other items                   207.1           151.5           203.9     $      726.9     $      307.7
     Physician class action settlement                         --              --           (75.0)           (75.0)              --
     Income tax reserve release
             (prior period related)                            --              --              --               --             19.8
     Severance and facilities charge                           --           (57.9)             --               --            (75.4)
     Reduction of reserve for anticipated future
             losses on discontinued products                   --              --              --               --              5.4
                                                     -------------   -------------   -------------    -------------    -------------
Operating earnings, including other items                   207.1            93.6           128.9            651.9            257.5
Net realized capital gains                                    8.8             5.2             9.5             32.4             37.5
                                                     -------------   -------------   -------------    -------------    -------------
Income from continuing operations (GAAP measure)            215.9            98.8           138.4            684.3            295.0
Income from discontinued operations (1)                        --              --              --               --             50.0
                                                     -------------   -------------   -------------    -------------    -------------
Income before cumulative effect adjustment                  215.9            98.8           138.4            684.3            345.0
Cumulative effect adjustment (2)                               --              --              --               --         (2,965.7)
                                                     -------------   -------------   -------------    -------------    -------------
Net income (loss)     (GAAP measure)                 $      215.9    $       98.8         $ 138.4     $      684.3     $   (2,620.7)
                                                     =============   =============   =============    =============    =============
Weighted average common shares - basic                153,458,074     150,530,207     153,180,761      152,544,189      148,160,025
                                                     =============   =============   =============    =============    =============
Weighted average common shares - diluted              160,342,416     155,075,987     159,626,738      158,033,631      152,471,590
                                                     =============   =============   =============    =============    =============
                                                SUMMARY OF RESULTS PER COMMON SHARE

Operating earnings, excluding other items
  and favorable items                                $       1.27    $        .73    $       1.27
                                                     =============   =============   =============

Favorable development of prior-period
  medical cost estimates                             $        .02    $        .11    $        .01
                                                     =============   =============   =============

Favorable resolution of prior-period contract
  matters for a large customer                       $         --    $        .14    $         --
                                                     =============   =============   =============

Operating earnings, excluding other items            $       1.29    $        .98    $       1.28     $       4.60     $       2.02
                                                     =============   =============   =============    =============    =============

Operating earnings, including other items            $       1.29    $        .60    $        .81     $       4.13     $       1.69
                                                     =============   =============   =============    =============    =============

Income from continuing operations (GAAP measure)     $       1.35    $        .64    $        .87     $       4.33     $       1.93
                                                     =============   =============   =============    =============    =============

Income from discontinued operations (1)              $         --    $         --    $         --     $         --     $        .33
                                                     =============   =============   =============    =============    =============

Net income (loss)  (GAAP measure)                    $       1.35    $        .64    $        .87     $       4.33     $     (17.19)
                                                     =============   =============   =============    =============    =============

Shareholders' equity (3)                                                                              $      50.42     $      50.68
                                                                                                      =============    =============

(1) During the nine months ended September 30, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(2) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

(3) Actual common shares outstanding were 152.6 million at September 30, 2003, 150.5 million at September 30, 2002 and 153.9 million at June 30, 2003.

Aetna/9

                             SEGMENT INFORMATION (1)
                                 ($ in Millions)

                                                                   Three Months Ended                   Nine Months Ended
                                                                   ------------------                   -----------------
                                                      September 30,   September 30,   June 30,      September 30,   September 30,
                                                          2003            2002          2003           2003             2002
                                                          ----            ----          ----           ----             ----
TOTAL COMPANY:

Total revenue (GAAP measure)                             $4,469.1       $4,832.1       $4,466.0       $13,401.6       $15,161.0
                                                         ========       ========       ========       =========       =========
Operating expenses, excluding physician
        class action settlement                          $  985.7       $1,053.9       $1,009.7       $ 3,015.8       $ 3,187.5
Physician class action settlement                              --             --          115.4           115.4              --
                                                         --------       --------       --------       ---------       ---------
Total operating expenses (GAAP measure)                  $  985.7       $1,053.9       $1,125.1       $ 3,131.2       $ 3,187.5
                                                         ========       ========       ========       =========       =========

HEALTH CARE:

Total revenue (GAAP measure)                             $3,828.1       $4,181.6       $3,808.0       $11,450.9       $13,161.1
                                                         ========       ========       ========       =========       =========
Operating expenses, excluding physician
   class action settlement                               $  928.8       $1,002.8       $  950.2       $ 2,841.5       $ 3,035.0
Physician class action settlement                              --             --          115.4           115.4              --
                                                         --------       --------       --------       ---------       ---------
Total operating expenses (GAAP measure)                  $  928.8       $1,002.8       $1,065.6       $ 2,956.9       $ 3,035.0
                                                         ========       ========       ========       =========       =========
Operating earnings, excluding amortization
   of other acquired intangible assets
    and other items                                      $  187.5       $  140.8       $  184.0       $   673.0       $   317.7
Amortization of other acquired intangible assets             (8.2)         (12.9)          (8.3)          (24.7)          (76.8)
                                                         --------       --------       --------       ---------       ---------
Operating earnings, excluding other items                   179.3          127.9          175.7           648.3           240.9
Physician class action settlement                              --             --          (75.0)          (75.0)             --
Income tax reserve release (prior period related)              --             --             --              --            19.8
Severance and facilities charge                                --          (55.6)            --              --           (73.1)
                                                         --------       --------       --------       ---------       ---------
Operating earnings, including other items                   179.3           72.3          100.7           573.3           187.6
Net realized capital gains                                    3.0            9.6            5.3            16.9            40.3
                                                         --------       --------       --------       ---------       ---------
Income from continuing operations (GAAP measure)            182.3           81.9          106.0           590.2           227.9
Cumulative effect adjustment                                   --             --             --              --        (2,965.7)
                                                         --------       --------       --------       ---------       ---------
Net income (loss) (GAAP measure)                         $  182.3       $   81.9       $  106.0       $   590.2       $(2,737.8)
                                                         ========       ========       ========       =========       =========
GROUP INSURANCE:

Total revenue (GAAP measure)                             $  448.0       $  431.2       $  459.5       $ 1,364.9       $ 1,308.5
                                                         ========       ========       ========       =========       =========
Total operating expenses (GAAP measure)                  $   52.6       $   46.0       $   54.9       $   160.3       $   136.9
                                                         ========       ========       ========       =========       =========
Operating earnings, excluding other item                 $   33.4       $   38.2       $   35.4       $   101.4       $   107.5
Severance and facilities charge                                --           (2.3)            --              --            (2.3)
                                                         --------       --------       --------       ---------       ---------
Operating earnings, including other item                 $   33.4       $   35.9       $   35.4       $   101.4       $   105.2
Net realized capital gains (losses)                           5.4           (5.8)           1.1             9.0            (5.6)
                                                         --------       --------       --------       ---------       ---------
Net income (GAAP measure)                                $   38.8       $   30.1       $   36.5       $   110.4       $    99.6
                                                         ========       ========       ========       =========       =========
LARGE CASE PENSIONS:

Total revenue (GAAP measure)                             $  193.0       $  219.3       $  198.5       $   585.8       $   691.4
                                                         ========       ========       ========       =========       =========
Operating earnings, excluding other item                 $   11.0       $    3.9       $    9.4       $    27.2       $    17.1
Reduction of reserve for anticipated
   future losses on discontinued products                      --             --             --              --             5.4
                                                         --------       --------       --------       ---------       ---------
Operating earnings, including other item                     11.0            3.9            9.4            27.2            22.5
Net realized capital gains                                     .4            1.4            3.1             6.5             2.8
                                                         --------       --------       --------       ---------       ---------
Net income (GAAP measure)                                $   11.4       $    5.3       $   12.5       $    33.7       $    25.3
                                                         ========       ========       ========       =========       =========

(1) Revenue and operating expense information is presented before income taxes. Operating earnings information is presented net of income taxes.

Aetna/10

                                   ENROLLMENT
                             (Members in Thousands)

                                         September 30,    September 30,       June 30,
MEDICAL:                                      2003             2002             2003
                                              ----             ----             ----
Commercial
  HMO                                         4,681            5,456            4,706
  POS                                         2,286            2,658            2,284
  PPO                                         4,338            3,910            4,306
  Indemnity                                   1,474            1,640            1,507
                                             ------           ------           ------
       Total Commercial Membership           12,779           13,664           12,803

Medicare HMO                                    107              121              108
Medicaid HMO                                    116              160              116
                                             ------           ------           ------
       Total Medical Membership              13,002           13,945           13,027
                                             ======           ======           ======
TOTAL DENTAL MEMBERSHIP                      10,985           11,863           11,293
                                             ======           ======           ======
TOTAL GROUP INSURANCE MEMBERSHIP             12,053           11,690           11,698
                                             ======           ======           ======

                                OPERATING MARGINS
                                 ($ in Millions)

                                                              Three Months Ended                            Nine Months Ended
                                                              ------------------                            -----------------
                                                        September 30,   September 30,    June 30,    September 30,   September 30,
                                                            2003            2002           2003          2003             2002
                                                            ----            ----           ----          ----             ----
RECONCILIATION TO INCOME FROM CONTINUING
     OPERATIONS BEFORE INCOME TAXES:
Operating earnings, excluding interest expense,
     amortization of other acquired intangible
     assets, other items and favorable items (A)         $    354.6      $    215.0      $  359.4
Favorable development of prior-period medical
     cost estimates                                             5.0            27.0           3.0
Favorable resolution of prior-period contract
     matters for a large customer                                --            32.0            --
                                                         ----------      ----------      --------
Operating earnings, excluding interest expense,
     amortization of other acquired intangible
     assets and other items (B)                               359.6           274.0         362.4      $   1,250.9      $   658.0
Interest expense                                              (25.6)          (28.5)        (25.5)           (77.0)         (89.0)
Amortization of other acquired intangible assets              (12.7)          (19.8)        (12.7)           (38.1)        (118.1)
Physician class action settlement                                --              --        (115.4)          (115.4)            --
Severance and facilities charge                                  --           (89.0)           --               --         (116.0)
Reduction of reserve for anticipated future
     losses on discontinued products                             --              --            --               --            8.3
Net realized capital gains                                     13.5             6.8          14.6             49.8           57.6
                                                         ----------      ----------      --------      -----------      ---------
Income from continuing operations before
     income taxes (C) (GAAP measure)                     $    334.8      $    143.5      $  223.4      $   1,070.2      $   400.8
                                                         ==========      ==========      ========      ===========      =========
RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS:

Operating earnings, excluding interest expense,
     amortization of other acquired intangible
     assets, other items and favorable items (D)         $    228.9      $    144.9      $  226.8
Favorable development of prior-period medical
     cost estimates, net of tax                                 3.0            17.0           2.0
Favorable resolution of prior-period contract
     matters for a large customer, net of tax                    --            21.0            --
                                                         ----------      ----------      --------
Operating earnings, excluding interest expense,
     amortization of other acquired intangible
     assets and other items (E)                               231.9           182.9         228.8      $     801.6      $   442.3
Interest expense, net of tax                                  (16.6)          (18.5)        (16.6)           (50.0)         (57.8)
Amortization of other acquired intangible
     assets, net of tax                                        (8.2)          (12.9)         (8.3)           (24.7)         (76.8)
Physician class action settlement, net of tax                    --              --         (75.0)           (75.0)            --
Income tax reserve release (prior period related)                --              --            --               --           19.8
Severance and facilities charge, net of tax                      --           (57.9)           --               --          (75.4)
Reduction of reserve for anticipated future
     losses on discontinued products, net of tax                 --              --            --               --            5.4
Net realized capital gains, net of tax                          8.8             5.2           9.5             32.4           37.5
                                                         ----------      ----------      --------      -----------      ---------
Income from continuing operations (F) (GAAP measure)     $    215.9      $     98.8      $  138.4      $     684.3      $   295.0
                                                         ==========      ==========      ========      ===========      =========
RECONCILIATION OF REVENUE:
Revenue, excluding net realized capital
     gains and favorable item (G)                        $  4,455.6      $  4,793.3      $4,451.4
Favorable resolution of prior-period contract
     matters for a large customer                                --            32.0           --
                                                         ----------      ----------      --------
Revenue, excluding net realized capital gains (H)        $  4,455.6         4,825.3       4,451.4      $  13,351.8      $15,103.4
Net realized capital gains                                     13.5             6.8          14.6             49.8           57.6
                                                         ----------      ----------      --------      -----------      ---------
Total revenue (I) (GAAP measure)                         $  4,469.1      $  4,832.1      $4,466.0      $  13,401.6      $15,161.0
                                                         ==========      ==========      ========      ===========      =========
TOTAL COMPANY OPERATING MARGINS:
Pretax operating margin (B)/(H)                                 8.1%            5.7%          8.1%             9.4%           4.4%
Pretax operating margin - Adjusted (A)/(G)                      8.0%            4.5%          8.1%
Pretax operating margin (C)/(I) (GAAP measure)                  7.5%            3.0%          5.0%             8.0%           2.6%

After-tax operating margin (E)/(H)                              5.2%            3.8%          5.1%             6.0%           2.9%
After-tax operating margin - Adjusted (D)/(G)                   5.1%            3.0%          5.1%
After-tax operating margin (F)/(I) (GAAP measure)               4.8%            2.0%          3.1%             5.1%           1.9%

Aetna/11

                       HEALTH CARE MEDICAL COST RATIOS (1)
                                 ($ in Millions)

                                                                 Three Months Ended                   Nine Months Ended
                                                                 ------------------                   -----------------
                                                  September 30,   September 30,    June 30,    September 30,   September 30,
HEALTH CARE PREMIUMS:                                 2003           2002            2003          2003            2002
                                                      ----           ----            ----          ----            ----
Health Care Risk
Premiums (A) (GAAP measure)                          $3,301.7       $3,635.5        $3,276.1      $9,846.8      $11,497.8
Favorable resolution of prior-period contract
     matters related to a large customer                   --          (32.0)             --
                                                     --------       --------        --------
Premiums - Adjusted (B)                              $3,301.7       $3,603.5        $3,276.1
                                                     ========       ========        ========
Commercial Risk

Premiums (C) (GAAP measure)                          $3,078.5       $3,391.4        $3,044.6      $9,168.3      $10,715.1
Favorable resolution of prior-period contract
     matters related to a large customer                   --          (32.0)             --
                                                     --------       --------        --------
Premiums - Adjusted (D)                              $3,078.5       $3,359.4        $3,044.6
                                                     ========       ========        ========
Medicare HMO
Premiums (E) (GAAP measure)                          $  223.2       $  245.1        $  231.5      $  678.5      $   774.4
                                                     ========       ========        ========
HEALTH CARE COSTS:
Health Care Risk
Health care costs (F) (GAAP measure)                 $2,598.0       $2,953.2        $2,553.4      $7,519.3      $ 9,591.1
Favorable development of prior-period
     medical cost estimates                               5.0           27.0             3.0
                                                     --------       --------        --------
Health care costs - Adjusted (G)                     $2,603.0       $2,980.2        $2,556.4
                                                     ========       ========        ========
Commercial Risk
Health care costs (H) (GAAP measure)                 $2,406.7       $2,757.7        $2,345.5      $6,943.5      $ 8,958.2
Favorable development of prior-period
     medical cost estimates                                --           15.0             9.0
                                                     --------       --------        --------
Health care costs - Adjusted (I)                     $2,406.7       $2,772.7        $2,354.5
                                                     ========       ========        ========
Medicare HMO
Health care costs (J) (GAAP measure)                 $  191.4       $  194.4        $  207.9      $  576.2      $   626.4
Favorable (unfavorable) development
     of prior-period medical cost estimates               5.0           12.0            (6.0)
                                                     --------       --------        --------
Health care costs - Adjusted (K)                     $  196.4       $  206.4        $  201.9
                                                     ========       ========        ========

HEALTH CARE MEDICAL COST RATIOS:
Health Care Risk (F)/(A) (GAAP measure)                  78.7%          81.2%           77.9%         76.4%          83.4%
Health Care Risk - Adjusted (G)/(B)                      78.8%          82.7%           78.0%

Commercial Risk (H)/(C) (GAAP measure)                   78.2%          81.3%           77.0%         75.7%          83.6%
Commercial Risk - Adjusted (I)/(D)                                      82.5%           77.3%

Medicare HMO (J)/(E) (GAAP measure)                      85.8%          79.3%           89.8%         84.9%          80.9%
Medicare HMO - Adjusted (K)/(E)                          88.0%          84.2%           87.2%

(1) Health Care Risk includes all medical and dental risk products. Commercial Risk includes all medical and dental risk products except Medicare and Medicaid. Risk includes all medical and dental products for which the Company assumes all or a majority of health care cost, utilization or other risk.